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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Partners
Nantucket Island Associates Limited Partnership

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG Peat Marwick LLP

Boston, Massachusetts
September 19, 1996